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                                                              Exhibit (a)(70)

SHAREHOLDERS OF ENDESA, NOW YOU CAN DECIDE.

Duke Energy International has modified the terms of its offer: it will purchase 60% of the shares of Endesa at Ch$275 per share.

Due to the public statement of Endesa Espana that Enersis will not sell its Endesa shares that represent a 25.28% of the total amount of shares, you will be able to sell almost 100% of the shares that you have offered to sell.

To help you compare this offer with that of Enersis, the following table shows the real value of both offers for the shareholder.

Step 1: Analyze the market
------------------------------------------------------------------------------
    TOTAL SHARES                                                      100  %
------------------------------------------------------------------------------
LESS: Percentage of the shares that belong to Enersis                  25.3%
------------------------------------------------------------------------------
LESS: Percentage of the shares in ADS                                  13.8%
------------------------------------------------------------------------------
SUBTOTAL:                                                              60.7%
------------------------------------------------------------------------------
LESS: Shares protected by the 57 bis                                    5  %
------------------------------------------------------------------------------
LESS: Shares that probably will not be offered for sale                 3  %
------------------------------------------------------------------------------
Percentage of shares that might be offered for sale in Chile           52.7%
------------------------------------------------------------------------------

Step 2: Analyze the offer
------------------------------------------------------------------------------
                                                     DUKE ENERGY       ENERSIS
------------------------------------------------------------------------------
Price per share                                         $275            $305
------------------------------------------------------------------------------
Percentage offered to buy in Chile                       53%             25%
------------------------------------------------------------------------------
Proration (minimum percentage that will be bought       100%             47%
to each shareholder)
-------------------------------------------------------------------------------
Number of shares that you offered to sell (for           10              10
example)
-------------------------------------------------------------------------------
Number of shares that you really will sell               10               5
-------------------------------------------------------------------------------
For the sale of your shares, you would obtain          $2,755           $1,447
-------------------------------------------------------------------------------
Number of remaining shares                               --                5
-------------------------------------------------------------------------------
Probable price of the remaining shares                  N/A              $180
-------------------------------------------------------------------------------
Value of the remaining shares                           N/A              $946
-------------------------------------------------------------------------------

Step 3: Compare the real value of both offers
-------------------------------------------------------------------------------
TOTAL VALUE RECEIVED                                   $2,755           $2,393
-------------------------------------------------------------------------------


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By offering your shares for sale to Duke Energy International you will be a partner of an energetic company, leader at a world level, in its project to convert Endesa Chile into the premier energy generating company of South America.

CONCLUSION: The tender offer of Duke Energy International is the most beneficial for the shareholders of Endesa. Don't wait, take advantage of this great opportunity!

This weekend BRUCE A. WILLIAMSON, PRESIDENT of DUKE ENERGY INTERNATIONAL, ALONG WITH OTHER HIGH EXECUTIVES WILL RESPOND TO YOUR QUESTIONS at Moneda 877.

Come as soon as possible to place YOUR SALE ORDER AT MONEDA 877, Santiago, in the offices of Banchile and of Banco de Chile or with its usual broker.

Remember that you have time ONLY UNTIL APRIL 20 AT 12:00 HRS. IN SANTIAGO and until APRIL 19 AT 14:00 HRS. IN REGIONS, to execute your decision to sell.

If you need more information call Banchile at 800 20 28 20

(Logo) Duke Energy International
A Duke Energy Company

IMPORTANT: Banchile will receive sale orders this Saturday and Sunday, from 09:00 to 18:00 hrs., in its offices at Moneda 877 and Agustinas 979 Santiago; Prat 877, Valparaiso and Lincoyan 475, Concepcion.


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